EXHIBIT 32.1

CERTIFICATIN PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2012

In connection with the Quarterly Report of P.A.M. Transportation Services, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2016 (the “Report”) as filed with the Securities and Exchange Commission, each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2016

/s/ Daniel H. Cushman

Daniel H. Cushman

President and Chief Executive Officer

(principal executive officer)

/s/ Allen W. West

Allen W. West

Vice President-Finance, Chief Financial

Officer, Secretary and Treasurer

(principal accounting and financial officer)